UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 25, 2016 (March 21, 2016)

AFFINION GROUP HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55577	16-1732155
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

AFFINION GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	333-133895	16-1732152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 High Ridge Park

Stamford, CT 06905

(Address of Principal Executive Offices)

(203) 956-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(f)

On March 21, 2016, the Compensation Committees of the Board of Directors of Affinion Group, Inc. (“Affinion”) and Affinion Group Holdings, Inc., the parent of Affinion (“Affinion Holdings,” and together with Affinion, the “Company”), approved the 2015 cash bonuses in the following amounts for the named executive officers of the Company: Todd H. Siegel in the amount of $810,000 which results in total compensation for Mr. Siegel for 2015 of $3,372,394, Gregory S. Miller in the amount of $369,000 which results in total compensation for Mr. Miller for 2015 of $1,319,971, Michele Conforti in the amount of $251,446 which results in total compensation for Mr. Conforti for 2015 of $1,356,644, Sloane Levy in the amount of $307,500 which results in total compensation for Ms. Levy for 2015 of $1,258,471, and Robert Lyons in the amount of $369,000 which results in total compensation for Mr. Lyons for 2015 of $1,319,971.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFINION GROUP HOLDINGS, INC.

Date: March 25, 2016	By:	/s/ Gregory Miller
		Name:	Gregory Miller
		Title:	Executive Vice President and Chief Financial Officer

AFFINION GROUP, INC.

Date: March 25, 2016	By:	/s/ Gregory Miller
		Name:	Gregory Miller
		Title:	Executive Vice President and Chief Financial Officer